UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RESPECT YOUR UNIVERSE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RESPECT YOUR UNIVERSE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 26, 2014

To our Shareholders:

Notice is hereby given that the 2014 Annual Meeting (the “Annual Meeting”) of Shareholders of Respect Your Universe, Inc. (the “Company”) will be held at 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada at 10 a.m. on June 26, 2014 for the following purposes:

(1)	To approve, adopt and ratify our 2014 Stock Option Plan;
(2)	To ratify the appointment of our independent registered public accounting firm;
(3)	To set the number of directors at six and elect six directors; and
(4)	To transact such other business, if any, as may properly come before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Shareholders of record at the close of business on June 4, 2014 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors of
Respect Your Universe, Inc.

“Marcello Leone”
Marcello Leone Director and President Vancouver, BC June 6, 2014

YOUR VOTE IS IMPORTANT

Whether or not you plan on attending the Annual Meeting, we ask that you vote by proxy by following instructions provided in the enclosed proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instruction sent to you by your broker, bank, or other nominee in order to vote your shares.

Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a valid proxy issued in your name from that record holder.

RESPECT YOUR UNIVERSE, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 26, 2014

Questions and Answers about the Annual Meeting of Stockholders

Why am I receiving these materials?

The board of directors of Respect Your Universe, Inc. (“we”, “us”, “our”, or the “Company”) is soliciting proxies for use at the annual meeting of stockholders to be held on June 26, 2014, at 10 a.m., local time, at 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada or at any adjournment of the annual meeting (the “Annual Meeting”). These materials were first sent or given to our stockholders on or about June 6, 2014.

What is included in these materials?

These materials include:

•	the notice of the Annual Meeting of stockholders;
•	this proxy statement for the Annual Meeting of stockholders; and
•	the proxy card.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 26, 2014

Above materials are also available at http://ryu.com/pages/investor-relations

What items will be voted at the Annual Meeting?

Our stockholders will vote on:

(1)	To approve, adopt and ratify our 2014 Stock Option Plan;
(2)	To ratify the appointment of our independent registered public accounting firm;
(3)	To set the number of directors at six and elect six directors; and
(4)	To transact such other business, if any, as may properly come before the Annual Meeting

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the Annual Meeting, but you do not need to attend the Annual Meeting in person to vote your shares of our common stock (the “Shares”). Even if you do not plan to attend the Annual Meeting, please vote by proxy by following instructions provided in the proxy card.

Who can vote at the Annual Meeting?

Our board of directors has fixed the close of business on June 4, 2014 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment. If you were a stockholder of record on the record date, you are entitled to vote at the Annual Meeting.

As of the record date, 107,873,500 Shares were issued and outstanding and, therefore, a total of 107,873,500 votes are entitled to be cast at the Annual Meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each Share that you owned on the record date. There is no cumulative voting.

How do I vote my Shares?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
•
If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy by mail, by telephone or via the Internet by following instructions provided in the proxy card.

If you hold your Shares in “street name” and:

•
you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your Shares giving you the right to vote the Shares at the Annual Meeting.

•
you do not wish to vote in person or you will not be attending the Annual Meeting, you must vote your Shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your Shares.

What is the difference between a stockholder of record and a “street name” holder?

If your Shares are registered directly in your name with our transfer agent, Quicksilver Stock Transfer, LLC, then you are a stockholder of record with respect to those Shares.

If your Shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those Shares. However, you still are the beneficial owner of those Shares, and your Shares are said to be held in “street name.” Street name holders generally cannot vote their Shares directly and must instead instruct the broker, bank, or other nominee how to vote their Shares. Street name holders are also invited to attend the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold Shares registered in more than one name or in different accounts. To ensure that all of your Shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your Shares are held in “street name,” you should have received voting instruction with these materials from your broker, bank or other nominee. Please follow the voting instruction provided to ensure that your vote is counted.

What vote is required for the election of directors or for the approval of a proposal?

Our directors are elected by a majority of the votes cast. This means that the nominees who receive more “For” votes than “Against” votes will be elected as directors. There is no cumulative voting in the election of directors.

All other proposals require the affirmative vote of a majority of the Shares represented at the Annual Meeting and entitled to vote on any matter (which Shares voting affirmatively also constitute at least a majority of the required quorum). Therefore, for the other proposals to be approved, each proposal must receive more “For” votes than the combined votes of “Against” votes and votes that are abstained.

How are votes counted?

For the election of directors, you may vote “For”, “Against”, or “Abstain” for each nominee for the directors. Votes that are abstained and broker non-votes will have no effect on the outcome of the vote on the election of directors.

For the ratification of the appointment of the independent registered public accounting firm, you may vote “For”, “Against”, or “Abstain” for the proposal. Votes that are abstained will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote on this proposal.

A “broker non-vote” occurs when a broker, bank, or other nominee holding Shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those Shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What happens if I do not make specific voting choices?

If you are a stockholder of record and you submit your proxy without specifying how you want to vote your Shares, then the proxy holder will vote your Shares in the manner recommended by our board of directors on all proposals.

If you hold your Shares in the street name and you do not give instructions to your broker, bank or other nominee to vote your Shares, under the rules that govern brokers, banks, and other nominees who are the stockholders of record of the Shares held in street name, it generally has the discretion to vote uninstructed Shares on routine matters but have no discretion to vote them on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary for the transaction of business at the Annual Meeting. Stockholders holding at least 5% of the Shares entitled to vote, represented in person or by proxy, constitute a quorum at the Annual Meeting. Your Shares will be counted towards the quorum requirement only if you or the registered holder of your Shares, properly vote by proxy or present in person at the Annual Meeting. Votes that are abstained and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned by the vote of a majority of the Shares represented either in person or by proxy.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your Shares for all of the proposals to be submitted at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. You may also request that your prior proxy be revoked by delivering us at 818 North Russell Street, Portland, Oregon, Attention: Chief Financial Officer a written notice of revocation prior to the Annual Meeting.

If you hold your Shares in the street name, you will need to follow the voting instruction provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the Annual Meeting?

You may call us at 1 877 367 0704 if you want to obtain information or directions to be able to attend the Annual Meeting and vote in person.

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. If you hold your Shares in street name, you also will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Forward-Looking Statements

This proxy statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

VOTING SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 4, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors, director nominees, named executive officers (as defined in the “Executive Compensation” section below) and current executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of Shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). This information does not necessarily indicate beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	Craig Brod Ph.D. 818 North Russell Street Portland, OR 97227	520,000(2)	Direct/Indirect	0.5%
Common Stock	Bill Marcus 818 North Russell Street Portland, OR 97227	1,477,200(3)	Direct	1.4%
Common Stock	Michelle Sibley 818 North Russell Street Portland, OR 97227	Nil	N/A	N/A
Common Stock	Martino Ciambrelli 818 North Russell Street Portland, OR 97227	20,000	Direct	0.02%
Common Stock	Marcello Leone 818 North Russell Street Portland, OR 97227	4,595,274(4)	Direct/Indirect	4.3%
Common Stock	Maria Leone 818 North Russell Street Portland, OR 97227	100,000	Direct	0.1%
Common Stock	Peter Ying Pan 818 North Russell Street Portland, OR 97227	470,500	Direct	0.4%
Common Stock	Jim Nowodworski 818 North Russell Street Portland, OR 97227	Nil	N/A	N/A
Common Stock	Dirctors and Current Executive Officers as a group (8 persons)	7,182,974		6.6%

(1)
Percentage of ownership is based on 107,873,500 Shares issued and outstanding as of June 4, 2014. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such Shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such stock option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of 20,000 Shares and 500,000 stock options exercisable within 60 days.

(3)
Includes options to purchase 50,000 share of common stock and warrants to purchase 750,000 share of common stock issued to Only One Degree, LLC.  These warrants represent Mr. Marcus’ 50% ownership interest in Only One Degree, LLC.

(4)	Consists of 2,730,304 Shares and 1,864,970 warrants exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

PROPOSAL NO. 1 – APPROVE 2014 STOCK OPTION PLAN

Introduction

Our 2014 Stock Option Plan (the “2014 Plan”), which is attached as Appendix A to this proxy statement, is being submitted to our stockholders for approval.

The 2014 Plan, which was adopted by our board on June 6, 2014, replaced our 2013 Stock Option Plan (the “2013 Plan”), which was adopted by our board on June 7, 2013. The 2014 Plan allows additional discretion to our board to extend the termination provisions of options granted under the 2014 Plan (see Section 5.1(g) of the 2014 Plan) and amends the default vesting schedule such that if no vesting terms are specified in the stock option grant, the stock options will vest immediately (see Section 5.1(e) of the 2014 Plan).

The 2014 Plan is a fixed stock option plan, whereby the aggregate number of Shares reserved for issuance under the 2014 Plan, including any other plan or agreement of our company, shall not exceed 15% of the issued and outstanding Shares on the date of the Annual Meeting. As of June 6, 2014, we had 107,873,500 Shares issued and outstanding and, assuming no additional Shares are issued before the Annual Meeting, we will reserve 16,181,025 Shares for the 2014 Plan. The purpose of the 2014 Plan is to advance the interests of our company and its shareholders by attracting, retaining and motivating the performance of selected directors, officers, employees or consultants of our company of high caliber and potential and to encourage and enable such persons to acquire and retain a proprietary interest in our company by ownership of its stock.

Summary of 2014 Plan Terms

If the Shares are listed on the TSX Venture Exchange, the following terms apply to our plan:

•
the number of Shares which may be reserved in any 12 month period for issuance to any one individual upon exercise of all stock options held by that individual may not exceed 5% of the issued and outstanding Shares of our company at the time of the grant;

•
the number of Shares which may be reserved in any 12 month period for issuance to any one consultant may not exceed 2% of the issued and outstanding Shares and the maximum number of Shares which may be reserved in any 12 month period for issuance to all persons engaged in investor relations activities may not exceed 2% of the issued and outstanding Shares of our company;

•	options granted to any person engaged in investor relations activities will vest in stages over 12 months with no more than ¼ of the stock options vesting in any three month period;

•
stock options granted to optionees engaged in investor relations activities on behalf of our company expire 30 days after such optionees cease to perform such investor relations activities for our company; and

•
the exercise price of any stock options granted under the 2014 Plan shall be determined by the board of directors, but may not be less than the closing price of the Shares on the TSX Venture Exchange on the last trading day immediately preceding the date of the grant of such stock options (less any discount permissible under TSX Venture Exchange rules)

The 2014 Plan will be administered by the board of directors of our company or a special committee of directors, either of which will have full and final authority with respect to the granting of all stock options thereunder.  Stock options may be granted under the 2014 Plan to such directors, officers, employees or consultants of our company, as the board of directors may from time to time designate.

The term of any stock options granted under the 2014 Plan shall be determined at the time of grant but, subject to earlier termination in the event of termination or in the event of death, the term of any stock options granted under the 2014 Plan may not exceed ten years. Options granted under the 2014 Plan are not to be transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

Subject to certain exceptions, in the event that an employee, or consultant ceases to act in that capacity in relation to our company, stock options granted to such employee, consultant or management company employee under the 2014 Plan will expire one year after such individual or entity ceases to act in that capacity in relation to our company, other than for cause, death, or disability. Options granted to an employee or consultant that ceases to act in that capacity in relation to our company are terminated immediately upon the employee or consultant being terminated for cause.  In the event of death of an option holder, options granted under the 2014 Plan expire one year from the date of the death of the option holder.

Vote Required

This proposal must receive the affirmative vote of a majority of the Shares cast at the Annual Meeting to be approved.

Our Board of Directors unanimously recommends that you vote FOR the adoption of the 2014 Plan.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 23, 2014, our board of directors dismissed Deloitte & Touche LLP as our independent registered public accounting firm.  On May 23, 2014, we engaged Marcum LLP as our independent registered public accounting firm. Our board of directors approved the dismissal of Deloitte & Touche LLP and the engagement of Marcum LLP as our independent registered public accounting firm.

Our board of directors is asking our stockholders to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Stockholder ratification of the appointment of Marcum LLP is required by the policies of the TSX Venture Exchange. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interest of our company and our stockholders.

Representatives of Marcum LLP are not expected to be present at the annual meeting. However, we will provide contact information for Marcum LLP to any stockholders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holder will vote the proxies received by him for the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

AUDIT COMMITTEE DISCLOSURE

Under Canadian National Instrument 52-110 – Audit Committees (“NI 52-110”) reporting issuers are required to provide disclosure with respect to its Audit Committee.

Audit Committee

Our board has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. It consists of Mr. Brod, Mr. Marcus and Michelle Sibley, and oversees and reports to the Board of Directors on various auditing and accounting-related matters, including the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; the performance of internal audit; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

Mr. Marcus serves as chairman of this committee and has been determined by our Board to be an “audit committee financial expert” as defined under the rules of the SEC.

Audit Committee Oversight

At no time since the commencement of our most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by our board.

Reliance on Certain Exemptions

At no time since the commencement of our most recently completed financial year has the Company relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee is authorized by the Board to review the performance of our external auditors and approve in advance provision of services other than auditing and to consider the independence of the external auditors, including a review of the range of services provided in the context of all consulting services bought by our company.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth the fees billed to our company for professional services rendered by Deloitte & Touche LLP, our former independent registered public accounting firm, for the years ended December 31, 2013 and 2012:

	2013	2012
Deloitte & Touche LLP	USD	USD
Audit Fees	115,000	115,000
Audit-Related Fees	-	65,000(1)
Tax-Fees	12,960	-
Other Fees	490	-
Total Fees	128,450	247,365
(1)
Represents fees associated with our initial public offering on the TSX Venture Exchange and restatement of our Annual Report on Form 10-K for the period ended December 31, 2011 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2012 and June 30, 2012.

Pre-Approval Policies and Procedures with respect to Services Performed by Independent Registered Public Accounting Firms

Deloitte & Touche LLP was engaged by us to render any auditing or permitted non-audit related service, our board of directors approved the engagement.

Our board of directors has considered the nature and amount of fees billed by Deloitte & Touche LLP and believe that the provision of services for activities unrelated to the audit was compatible with maintaining Deloitte & Touche LLP’s independence.

PROPOSAL NO. 3 – SET THE NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS

Our bylaws provide for a board of directors of no fewer than one directors and no greater than 10 directors. At the Annual Meeting, our shareholders will be asked to set the number of directors of our company for the ensuing year at six.

At the Annual Meeting, six directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to our company, will be voted “FOR” the election as directors of the six persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

The Board has nominated directors Marcello Leone, Peter Ying Pan, Maria Leone, Bill Marcus, Martino Ciambrelli and Michelle Sibley for election as directors. Information regarding the business experience of each nominee and his or her service on boards of directors of public companies is provided below.

Vote Required

The six nominees for director who receive the highest number of votes "FOR" election by holders of our Common Stock that are entitled to vote at the Annual Meeting on the election of a director will be elected as directors, provided that a quorum is present.

Our Board of Directors unanimously recommends that you vote FOR each of the six nominees.

CORPORATE GOVERNANCE

Below are the names and certain information regarding our executive officers and directors as of June 4, 2014.

Name	Age	Position
Marcello Leone	47	President and Director

Craig Brod, Ph. D.	65	Chief Executive Officer and Director

Jim Nowodworski	55	Chief Financial Officer, Secretary and Treasurer

Bill Marcus	54	Director

Martino Ciambrelli	51	Director

Name	Age	Position
Michelle Sibley	43	Director

Maria Leone	68	Director

Peter Ying Pan	55	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

The biographies of each of the officer and directors are listed below and contain information regarding the person’s service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director in light of our business and structure.

Marcello Leone, President since May 23, 2014 is highly regarded as a visionary in the fashion industry. Mr. Leone’s entrepreneurial spirit is led by his strategic vision, strong leadership and organization, and supported by his ability to raise capital. Mr. Leone is passionate about consumer brands and global distribution and reach. Mr. Leone has been involved with RYU since mid-2011, as an investor. Over the past three years, Mr. Leone founded Naturo Group Investments Inc. Naturo is the owner of Trace Blackwater, a private water beverage company with distribution in over 2,000 locations and growing rapidly. Through 2009, Mr. Leone was instrumental for over 16 years operating one of Canada’s largest and most successful independent specialty stores known as LEONE. LEONE, located in Vancouver, British Columbia, represents over 30,000 square feet of luxury brands. LEONE’S contemporary division known as L2 represents contemporary designers. Mr. Leone was responsible for the development of new product lines, guiding the buying team, and daily operational duties for LEONE and L2. Led by Mr. Leone and its management team, LEONE has been recognized as one of North America’s leading retailers as quoted in Vogue Italy. Mr. Leone is active in charity work, having raised over $1 million for various charities.

We believe Mr. Leone is qualified to serve on our board of directors because of his education and business experiences, including his experience in the retail sector.

Craig Brod, Ph.D., CEO since April 30, 2013. Dr. Brod was principal at Just Cause Investors, Inc., a consulting firm that specializes in strategic development and securing investments for social impact businesses. Prior to this, Dr. Brod was Executive Vice-President for WPI-Koll real estate where he was responsible for store mix, merchandising concepts and brand development for 3 million square feet of retail in Japan with projects valued at $3 billion. Additionally, Dr. Brod was the founder of Imaginarium Toy Centers, Inc., a national chain of educational toy stores that was sold to Toys R Us, and had peak sales of $650 million. Dr. Brod received his PhD. from Saybrook Institute, San Francisco, California in Clinical and Organizational Psychology.

We believe Dr. Brod is qualified to serve on our board of directors because of his education and business experiences, including his experience in the retail sector.

Jim Nowodworski, Chief Financial Officer, Secretary and Treasurer since July 23, 2013.  Mr. Nowodworski was the Chief Financial Officer or Controller of Lucy Activewar, Inc. (“Lucy”) from July 2006 to August 2010 where he supported their growth from 28 locations to 75 locations with over 700 employees in 20 states.  Lucy designs, sources and distributes women’s active wear through its retail locations wholesale network, and through its website.  Mr. Nowodworski was Chief Financial Officer of DePaul Industries from June 2011 to July 2013 and from August 2010 to June 2011, Mr. Nowodworski worked as a consultant for various companies.

Mr. Nowodworski is a Certified Public Accountant with over 30 years’ experience in financial services, retail, non-profits, and various industries.  Mr. Nowodworski holds a Bachelors of Science in Business Administration from Portland State University in 1982.  He is a member of the AICPA, OSCPA, and has held various board or advisory positions.

Bill Marcus, Director since December 19, 2012. Mr. Marcus has been Senior Managing Director of Hedgeharbor, Inc., and President of its affiliate Evolution Trading Partner, LLC.  Prior to this, Mr. Marcus was Executive Vice-President, Head of Sales North America for Newedge Group since 2001.  At Newedge, Mr. Marcus led sales, business development and coordination between the global offices, as well as, between several of its parent banking groups.  Mr. Marcus directly managed top global relationships with financial institutions, including: asset managers, hedge funds, CTAs, investors, professional trading groups, corporations, governments and family offices.

Mr. Marcus achieved a dual B.S. from Syracuse University School of Management in 1982 and attended Harvard Business School in 1984.  He actively serves on the Board of Asset Alliance and the Gene Siskel Film Center, School of the Art Institute in Chicago.

We believe Mr. Marcus is qualified to serve on our board of directors because of his education and business experiences, including his experience in the financial services sector.

Martino Ciambrelli, Director since February 5, 2014. Mr. Ciambrelli has over 25 years’ experience in sales development and management of consumer brands with a focus on the food and beverage industry.  Since March 2013, he has been President of Naturo Group Investments Inc., a nutritional beverage and food company.  From July 2011 to February 2013, he was Director of Business Development, Pacific at AirSprint Inc., a company that specializes in private aviation solutions.  From March 2001 to July 2011, he was Regional Manager, Western Canada at Johnvince Foods, which owns the right to the “Mr. Peanut” brand in Canada.

We believe Mr. Ciambrelli is qualified to serve on our board of directors because of this education and business experience, including his experience in the retail sector.

Michelle Sibley, Director since March 17, 2014.  Ms. Sibley is the Chief Financial Officer at Sachs Capital Group LP.  Over the past ten years, her responsibilities at Sachs Capital Group LP have covered all financial aspects of the business, including financial modeling of investment opportunities, cash management, accounting oversight, coordination of financial transactions, tax research and analysis, review of legal documents and structuring of deals terms.  While at Sachs Capital Group, Ms. Sibley also served as the Chief Financial Officer for SCG Financial Acquisition Corp., a publicly traded special purpose acquisition company.  Prior to joining Sachs Capital Group LP., Ms. Sibley was a senior tax manager in Deloitte & Touche’s tax practice.

We believe Ms. Sibley is qualified to serve on or board of directors because of her education and business experience, including her experience in the financial services sector.

Maria Leone, Director since May 23, 2014. She is well recognized and respected in the Vancouver business community for her social involvement and her business success. In the early 1970s, in partnership with her husband, Mrs. Leone played an integral part in opening a chain of successful boutiques in Vancouver’s most prestigious shopping malls. In 1987, they consolidated all the individual boutiques to open “LEONE”, a 30,000 square foot high-end fashion retail store in downtown Vancouver at the historic Sinclair Centre. As Vice President of LEONE, she has been instrumental in the fashion, operation and growth of the well-known retailer for the past 27 years. Mrs. Leone travels extensively to Milan, Paris and New York attending fashion shows, purchasing new product lines and researching new designers. LEONE is recognized as one of North America’s premiere fashion destinations offering world class designer labels. Mrs. Leone has contributed to the betterment of her community through her work and support with non-profit organizations and charities.

We believe Ms. Leone is qualified to serve on or board of directors because of her education and business experience, including her experience in the financial services sector.

Peter Ying Pan, Director since May 23, 2014. He has 25 years’ experience in apparel and retail, dating back to 1990 when he founded Union Rich in Hong Kong. Mr. Pan founded China Rich Garments in Beijing in 2001. Spanning both companies, he had two joint venture factories in Beijing and Hangzhou. Through 2010, China Rich Garments was involved in retail in China with its A-Wear label. China Rich Garments has been well recognized for its strong, experienced and professionally trained quality control team in China, having received letters in appreciation by high-level management from J-Crew for its excellent products and its consistency of quality control. China Rich Garments is very experienced in dealing with international customers and has strong ties and connections with the manufactures in China. China Rich Garments clients include a number of North American fashion labels.

We believe Mr. Pan is qualified to serve on our board of directors because of this education and business experience, including his experience in the retail sector.

Director Qualifications

As a result of the experiences of its individual members detailed below, our board believes that our board, as a whole, has the following qualifications and experience valued by them.

•	Significant senior management experience:	Marcello Leone, Craig Brod, Bill Marcus, Martino Ciambrelli and Michelle Sibley

•	Substantial experience in varied facets of the retail industry:	Marcello Leone, Craig Brod, Martino Ciambrelli, Peter Pan and Maria Leone

•	Background in investing and capital raising activities:	Marcello Leone, Bill Marcus and Michelle Sibley

Family Relationships

Other than as described below, there are no family relationships among our officer and directors.

Marcello Leone is the son of Maria Leone.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Except as disclosed below, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Transactions with Related Persons

Except as set out below and discussed under the heading “Compensation Discussion and Analysis” above, since January 1, 2012, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(c)	and of our promoters and control persons; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On March 8, 2011, an entity affiliated with our then Chief Executive Officer loaned us $25,000. The loan is non-interest bearing, unsecured and was repaid on March 8, 2012.

During 2013, sales to related parties totaled approximately $16,000 and we purchased equipment totaling $1,000 from Exit 21 an organization affiliated with our former COO.

Throughout the year ended December 31, 2012, we contracted with a third-party investor relations consulting entity, which is 50% owned by one of our board of directors. We issued 100,000 shares of stock and 400,000 stock warrants to this entity in 2012, resulting in $379,981 in expense to us in 2012.  The director’s interest in these transactions was $189,991, based on his 50% ownership in the entity.

In April 2014, we issued an unsecured promissory note to a company controlled by Marcello Leone. The principle amount of the note is $30,000 and bears interest at 15% per annum with a minimum payment of $2,000. The note was repaid in April 2014, including $2,000 of interest expense.

Review, Approval or Ratification of Transactions with Related Persons

We have no policy regarding entering into transactions with related persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2013, with the exception of the following:

Name	Number of LateReports	Number of Transactions Not Reported on a TimelyBasis	Failure to File Requested Forms
Craig Brod	3	6	Nil
Jim Nowodworski	1	1	Nil
Bill Marcus	3	8	Nil
Dale Wallster(1)	1	1	Nil
David Campisi(1)	1	2	Nil
Munir Ali(1)	1	1	Nil

(1)	Former director of our company.

CORPORATE GOVERNANCE

General

Our board believes that good corporate governance improves corporate performance and benefits all shareholders. Canadian National Policy 58-201 Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as our Company. In addition, Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices prescribes certain disclosure by us of its corporate governance practices. This disclosure is presented below.

Director Independence

Our common stock is quoted on the OTCQB which does not impose any director independence requirements. We are also listed on the TSX Venture Exchange which imposes director independence requirements. Under NASDAQ rule 5605(a)(2), and the TSX Venture Exchange Corporate Finance Policy, a director is not independent if he or she is also an executive officer or employee of the corporation. As such, Marcello Leone and Craig Brod, Ph.D. are not independent. Under the TSX Venture Exchange Corporate Finance Policy, a director is not independent if they received more than $75,000 in direct compensation, other than compensation relating to their role as a director. We have determined that Maria Leone, Peter Ying Pan, Bill Marcus, Martino Ciambrelli and Michelle Sibley are independent directors.

Directorships

None of our directors are or have been directors of other reporting issuers or equivalent.

Orientation and Continuing Education

New board members receive an orientation package which includes reports on operations and results, and any public disclosure filings by us, as may be applicable. We do not take any steps to provide continuing education for directors.

Ethical Business Conduct

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of our board in which the director has an interest have been sufficient to ensure that the board operates in the best interests of our company.

Nomination of Directors

We consider our size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out our board’s duties effectively and to maintain a diversity of view and experience.

We do not have a nominating committee, and these functions are currently performed by our board as a whole.

Compensation

Our board is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees other than our Audit Committee.

Assessments

We have no formal policy to monitor the effectiveness of the directors, our board and our committees.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

•	our principal executive officer and principal financial officer;

•	our two most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year; and

•
up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as our executive officer at the end of the last completed fiscal year, who we will collectively refer to as the named executive officers, for the fiscal years ended December 31, 2013 are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Nonequity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Craig Brod Ph.D. CEO(2)	2013 2012	105,051 N/A	Nil N/A	Nil N/A	150,014 N/A	Nil N/A	Nil N/A	12,250(8) N/A	267,315 N/A
Jim Nowodworski CFO(3)	2013 2012	63,326 N/A	Nil N/A	Nil N/A	64,761 N/A	Nil N/A	Nil N/A	3,395(5) N/A	131,482 N/A
Erick Siffert Former COO(4)	2013 2012	180,000 180,000	Nil Nil	Nil Nil	Nil 79,654	Nil Nil	Nil Nil	6,374(7) 5,171(5)	186,374 264,825
David Campisi Former CEO(6)	2013 2012	127,975 138,654	Nil Nil	Nil Nil	311,403 398,783	Nil Nil	Nil Nil	4,066(5) 3,405(5)	443,444 540,842

(1)
These amounts represent the fair value of these options at the date of grant. The fair value of all of the options was determined using the Black-Scholes option pricing model, using a 3.59 to 5.27 year expected life of the option, a volatility factor of 100%, a risk-free rate of 1.05% to 1.41% and no assumed dividend rate for the grants in 2013. For the grants in 2012, the fair value of all of the options was determined using the Black-Scholes option pricing model, using a 6.04 to 6.25 year expected life of the option, a volatility factor of 100%, a risk-free rate of 0.92% to 1.21% and no assumed dividend rate.

(2)	Appointed as Chief Executive Officer on April 30, 2013.

(3)	Appointed as Chief Financial Officer on July 23, 2013.

(4)	Mr. Siffert ceased being Chief Operations Officer on January 9, 2014.

(5)	Medical benefits paid by our company.

(6)	Mr. Campisi was appointed as our Chief Executive Officer on January 30, 2013 and resigned on April 30, 2013.

(7)	Consists of $1,000 equipment sale from Exit 21, a company owned by the former employee.

(8)	Housing allowance and furniture rental provided under the terms of Mr. Brod’s employment agreement and medical benefits paid by our company.

Compensation Discussion and Analysis

On July 18, 2013, we signed an employment agreement with Craig Brod, Ph.D., our chief executive officer, effective as of May 1, 2013.  We agreed to pay the sum of $168,000 per year and a lump sum of $36,000 to Dr. Brod, which lump sum will be payable on or before January 6, 2014. We also agreed to grant options to purchase up to 900,000 shares of our common stock at an exercise price of $0.35 per share. The options vest as follows: 250,000 immediately; 350,000 on January 31, 2014; and 300,000 on August 31, 2014. We also granted the executive a reasonable housing allowance up to a maximum of $1,800 a month and standard benefits. The employment agreement shall terminate on December 31, 2013 and shall be automatically extended by one year unless either party gives ninety (90) day’s prior written notice. The employment agreement was extended until December 31, 2014. We may also terminate Dr. Brod’s employment without any notice but must pay Dr. Brod $39,000 in severance if the termination is without cause.

Our chief financial officer does not have any written employment agreement other than the agreed upon terms outlined in his initial offer letter. Under the initial offer letter to Jim Nowodworski, our chief financial officer, we agreed to provide him with a base salary of $150,000 on an annual basis and deferred compensation of $30,000 payable annually on January 31 (for 2013, the amount was prorated to $15,000 and payable on January 31, 2014). In addition, we granted him options to purchase 450,000 shares of our common stock at an exercise price of $0.21 with the expiration date of September 5, 2023. Mr. Nowodworski is also eligible for a short term bonus plan beginning with the 2014 year with a target payout of 30% bonus and expected to be paid in early 2015 and we also granted him the standard benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each named executive officer of our company as of December 31, 2013.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Craig Brod Ph.D.	250,000	650,000	Nil	0.35	7/12/23	Nil	N/A	Nil	N/A
Jim Nowodworski	Nil	450,000	Nil	0.21	9/5/23	Nil	N/A	Nil	N/A
Erick Siffert	300,000 50,000	Nil 50,000	Nil Nil	2.26 1.00	7/2/21 1/1/22	Nil Nil	N/A N/A	Nil Nil	N/A N/A
David Campisi	100,000 4,000	Nil Nil	Nil Nil	0.89 0.97	8/13/22 3/9/22	Nil Nil	N/A N/A	Nil Nil	N/A N/A

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Except as discussed under the heading “Compensation Discussion and Analysis” above, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

The following table sets forth for each director, other than a named executive officer, certain information concerning his compensation for the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Nonequity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Bill Marcus Director	2013	Nil	Nil	Nil	15,420	Nil	Nil	Nil	15,420
Dale Wallster Director(2)	2013	Nil	Nil	Nil	7,136	Nil	Nil	Nil	7,136
Munir Ali Former Director(3)	2013	Nil	Nil	Nil	15,420	Nil	Nil	Nil	15,420

(1)
These amounts represent the fair value of these options at the date of grant. The fair value of all of the options was determined using the Black-Scholes option pricing model, using a 1.9 to 5.6 year expected life of the option, a volatility factor of 100%, a risk-free rate of .98% and 1.17% and no assumed dividend rate.

(2)	Mr. Ali resigned as a director on January 6, 2014.

(3)	Mr. Wallster resigned as a director on May 23, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our director, other than named executive officer, of our company as of December 31, 2013.

Option Awards						Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Bill Marcus	50,000(1) 50,000(1) 50,000(1) 50,000(1) 50,000(1) Nil	Nil Nil Nil Nil Nil 50,000	Nil Nil Nil Nil Nil Nil	1.20 1.20 1.20 1.20 1.20 0.40	1/25/17 4/26/17 7/26/17 10/26/17 1/30/18 3/10/23	Nil Nil Nil Nil Nil Nil	N/A N/A N/A N/A N/A N/A	Nil Nil Nil Nil Nil Nil	N/A N/A N/A N/A N/A N/A
Dale Wallster	300,000 Nil	Nil 50,000	Nil Nil	0.90 0.28	4/26/17 5/7/23	Nil Nil	N/A N/A	Nil Nil	N/A N/A
Munir Ali	300,000 Nil	Nil 50,000	Nil Nil	0.90 0.28	4/26/17 5/7/23	Nil Nil	N/A N/A	Nil Nil	N/A N/A

(1)
Represents warrants issued to Only One Degree, LLC, of which Mr. Marcus was 50% owner as of December 31, 2013.  The warrants were issued for consulting services prior to Mr. Marcus joining the Board of Directors.

On March 11, 2013, we granted options to Mr. Marcus and Mr Ali to purchase up to 50,000 shares of our common stock at an exercise price of $0.40 per share. The options vest 25% over four years and expire in 2023.  On May 9, 2013, we granted options to Mr. Wallster to purchase up to 50,000 shares of our common stock at an exercise price of $0.40 per share. The options vest 25% over four years and expire in 2023.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting other than elections of directors and approval of the 2014 Plan.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements or annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than February 26, 2015. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of this year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail to Respect Your Universe, Inc. 818 North Russell Street, Portland, Oregeon 97227, Attention: Chairman of the Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports, proxy statements and other information with the United States Securities and Exchange Commission and certain Canadian securities regulatory authorities. The documents filed with the Securities and Exchange Commission are available to the public from the Securities and Exchange Commission’s website at www.sec.gov. The documents filed with the Canadian securities regulatory authorities are available at www.sedar.com.

OTHER MATTERS

Our board of directors does not intend to bring any other business before the annual meeting, and so far as is known to our board of directors, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the person named on the proxy to vote the Shares represented by the proxy on such matters in accordance with his judgment.

OTHER INFORMATION

A copy of our 2013 annual report to shareholders has not been provided concurrently with this proxy statement in an effort to save costs in printing and mailing. The 2013 annual report to shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material. Shareholders may obtain a copy of the 2013 Form 10-K or any of its exhibits, and any of our other SEC reports, free of charge, from the SEC website at www.sec.gov or from our website at www.ryu.com, or by writing to our Secretary.

By Order of the Board of Directors of
Respect Your Universe, Inc.

“Marcello Leone”
Marcello Leone Director and President Vancouver, BC June 6, 2014